Exhibit 24

Powers of Attorney

Each of the undersigned Directors and/or Executive Officers of Scott’s Liquid Gold-Inc. (the “Company”) hereby authorize Mark E. Goldstein and Barry J. Levine as their true and lawful attorneys-in-fact and agents (1) to sign in the name of the undersigned, and file with the Securities and Exchange Commission the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2012, and any amendments to such annual report; and (2) to take any and all actions necessary or required in connection with such annual report to comply with the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated there under.

Signature	Title	Date

/s/ Mark E. Goldstein
Mark E. Goldstein	Director, Chairman of the Board, Chief Executive Officer and President	March 19. 2013

/s/ Jeffrey R. Hinkle
Jeffrey R. Hinkle	Director, Executive Vice President of Corporate Development and Corporate Secretary	March 19. 2013

/s/ Barry J. Levine
Barry J. Levine	Treasurer, Chief Financial Officer and Chief Operating Officer	March 19. 2013

/s/ Dennis H. Field
Dennis H. Field	Director	March 19. 2013

/s/ Jeffry B. Johnson
Jeffry B. Johnson	Director	March 19. 2013

/s/ Gerald J. Laber
Gerald J. Laber	Director	March 19. 2013

/s/ Philip A. Neri
Philip A. Neri	Director	March 19. 2013